UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2014

______________________

WageWorks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor
San Mateo, California 94403
(Address of principal executive offices, including zip code)

(650) 577-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today, WageWorks, Inc. (the “Company”) announced that Colm Callan has assumed the position of Chief Financial Officer (“CFO”) effective today, September 2, 2014 (the “Start Date”).  He was appointed by the Board of Directors on August 12, 2014.

Mr. Callan, age 45, most recently served as Chief Financial Officer of the Product and Technology division of PayPal, an eBay Inc. company, comprised of more than 4,000 people and $1 billion of annual spend, since 2012. Prior to joining PayPal, Mr. Callan was a Senior Director of Corporate Development at eBay Inc., where he led multifunctional teams in the execution of global strategic acquisitions, joint ventures, divestitures, and investments since 2008.  Mr. Callan also brings to the Company almost a decade of technology investment banking experience from his roles at Credit Suisse, Morgan Stanley, and Merrill Lynch.  Mr. Callan holds Bachelor of Arts and Science and Master in Business Administration degrees from Stanford University.

There are no arrangements or understandings between Mr. Callan and any other persons pursuant to which he was selected as CFO. There are also no family relationships between Mr. Callan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The material terms of Mr. Callan’s compensation and employment with the Company are as follows:

Base Salary

●	Mr. Callan will be paid an annual base salary of $330,000.

Target Bonus

●	Mr. Callan will be eligible to participate in the Company’s 2014 Executive Bonus Plan (the “Bonus Plan”) with a target bonus opportunity of 60% of his annual base salary based on the Company’s performance against objectives set forth therein. For the year 2014, Mr. Callan’s bonus opportunity is prorated for the number of months during 2014 in which he is eligible to participate in the Bonus Plan.

Equity Compensation

●	Mr. Callan will receive on his Start Date a one-time grant of an option to purchase 50,000 shares of common stock of the Company (the “Option”) pursuant to the terms of the Company’s 2010 Equity Incentive Plan (the “Plan”) and standard stock option agreement. The Option shall vest as follows: 25% of the shares of the Company’s common stock subject to the Option shall vest on the one-year anniversary of the Start Date and 1/48th of such shares shall vest each month thereafter on the same day of the month as the Start Date, subject to Mr. Callan’s continued employment with the Company through each applicable vesting date.

●	Mr. Callan will also receive on his Start Date a one-time grant of 35,000 restricted stock units (the “RSU Award”) pursuant to the terms of the Plan and standard restricted stock unit award agreement. The RSU Award shall vest as follows: 25% of the RSU Award shall vest on each of the first four anniversaries of the Start Date, subject to Mr. Callan’s continued employment with the Company through each applicable vesting date.

Severance and Change in Control Benefits

●	The Option and the RSU Award will vest in full in the event of an involuntary termination of Mr. Callan’s employment with the Company or his termination of employment by reason of death or disability, in either case, within 24 months following a change in control of the Company. In addition, upon Mr. Callan’s death or disability, Mr. Callan (or his estate) will have until the one-year anniversary of his date of termination due to death or disability to exercise any outstanding shares subject to the Option. The terms “involuntary termination,” “change in control,” and “disability” have the meanings set forth in his applicable award agreement.

●	Mr. Callan also is expected to enter into an executive severance benefit agreement in a form substantially similar to the form filed as Exhibit 10.9 to the Company’s S-1 filing with the U.S. Securities and Exchange Commission on April 25, 2011. Pursuant to this executive severance benefit agreement, in the event of Mr. Callan’s involuntary termination, if Mr. Callan executes a general release of claims in favor of the Company, he will receive at least one month of base salary and medical care coverage. If Mr. Callan executes a general release of claims in favor of the Company and abides by certain covenants, he will receive payment of his salary over a total period of six months and reimbursement (plus a tax gross up for such reimbursement, if applicable) for the cost of medical care coverage through the Company’s benefit plans for Mr. Callan and his spouse and eligible dependents for a total period of six months.

Further, in the event of an involuntary termination of Mr. Callan’s employment with the Company (i) within 12 months following a change in control of the Company or (ii) during the time between signing a definitive agreement for a change in control transaction and either (x) the closing of such change in control transaction or (y) the termination of such agreement without completion of the proposed change in control transaction, the severance benefit agreement will provide that Mr. Callan will receive the severance described above, plus: (a) accelerated vesting of his stock options with respect to the number of shares subject thereto that would have vested had he remained an employee for an additional 18 months; and (b) a prorated payment of his annual target bonus based on the number of months that he was an employee during such fiscal year (subject to the execution of a release of claims and covenants as described above). The vesting acceleration benefits described in this paragraph shall not apply with respect to the Option or any future option grant in which the award agreement provides for greater benefits than those described in this paragraph.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release, dated September 2, 2014, announcing the appointment of Mr. Callan as set forth in Item 5.02 of this Current Report on Form 8-K. The press release is furnished herewith as Exhibit 99.1. The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by WageWorks, Inc. September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

		By:	/s/ Joseph L. Jackson
			Name:	Joseph L. Jackson
			Title:	Chief Executive Officer

Date:	September 2, 2014

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